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                                                                      Exhibit 10

                      FIRST AMENDMENT TO RIGHTS AGREEMENT


            This Amendment, dated as of April 23, 1997 (the "Amendment"), between The Peak Technologies Group, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services (the "Rights Agent").

            WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of March 28, 1997 (the "Agreement"); and

            WHEREAS, pursuant to Section 27 of the Agreement, the Company and the Rights Agent desire to amend the Agreement as set forth below.

            WHEREAS, any capitalized terms not otherwise defined herein shall have such meaning ascribed to them in the Merger Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1.  Amendments to Section 1.

            (a) Section 1(c) of the Agreement relating to the definitions of "Beneficial Owner" and "beneficially own" is amended by adding the following at the end thereof:

      "Notwithstanding anything contained in this Agreement to the contrary, neither Moore or Acquisition Corp., nor any of their Affiliates or Associates, shall be deemed to be the Beneficial Owner of, nor to beneficially own, any of the Common Shares of the Company by virtue of the approval, execution or delivery of the Merger Agreement, the announcement thereof, commencement of the Offer and the purchase of the Shares thereunder or the consummation of the Merger and the other transactions contemplated thereby."

            (b) Section 1 of the Agreement is amended by adding the following at the end thereof:

            "(o) The following additional terms have the meanings indicated:

      "Acquisition Corp." shall mean Kirkwood Acquisition Corp., a Delaware corporation.

      "Moore" shall mean Moore U.S.A. Inc., a Delaware corporation.
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      "Merger" shall mean the merger of Acquisition Corp. with and into the
      Company in accordance with the General Corporation Law of the State of Delaware upon the terms and subject to the conditions set forth in the Merger Agreement.

      "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of April 21, 1997, by and among Moore, Acquisition Corp. and the Company, but shall not include any amendment to such Merger Agreement."

            Section 2.  Expiration Date.

            Section 7(a) of the Agreement is hereby amended by deleting the word "or" immediately prior to the symbol "(iii)" and by adding to the end of Section 7(a) the following:

      ", or (iv) the time immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger; whereupon the Rights shall expire."

            Section 3.  New Section 35.

            The following is added as a new Section 35 to the Agreement:

            "Section 35. Moore Tender Offer and Merger, etc.

            Notwithstanding anything in this Agreement to the contrary, none of the approval, execution or delivery of the Merger Agreement, the announcement thereof, commencement of the Offer and the purchase of the Shares thereunder or the consummation of the Merger and the other transactions contemplated thereby shall cause (i) Moore or Acquisition Corp. or any of their Affiliates or Associates to be deemed an Acquiring Person, (ii) a Shares Acquisition Date to occur or (iii) a Distribution Date to occur in accordance with the terms hereof, which Distribution Date, if any, shall instead be indefinitely deferred until such time as the Board of Directors may otherwise determine."

            Section 4. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.


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            Section 6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            Section 7. Effect of Amendment. Except as expressly modified herein, the Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                       THE PEAK TECHNOLOGIES GROUP, INC.



By:  /s/ Dianne R. Sagner          By:  /s/ Edward A. Stevens
     ---------------------             -----------------------
     Title:  Secretary                 Title:   Executive Vice
                                       President, Chief
                                       Financial Officer


Attest:                       CHASEMELLON SHAREHOLDER SERVICES




By:  /s/ James E. Hagen           By: /s/ Jared Fassler
     ----------------------           ------------------------
     Title:  Vice President       Title:  Assistant Vice
                                  President


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